Exhibit (h)(32)

Amendment to Transfer Agency and Services Agreement

Financial Investors Trust – Emerald Funds

This Amendment dated as of November 29, 2019 (this “Amendment”) is to the Transfer Agency and Services Agreement dated March 16, 2012, as amended (the “Agreement”), by and between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”) and Financial Investors Trust, a Delaware statutory trust (the “Trust”). Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Appendix A to the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST,	ALPS FUND SERVICES, INC.
on behalf of the Funds

By:	/s/ Bradley J. Swenson	By:	/s/ Michael Sleightholme
Name: Bradley J. Swenson		Name: Michael Sleightholme
Title: President		Title: Authorized Representative
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Exhibit (h)(32)

Appendix A

List of Funds

Emerald Banking and Finance Fund

Emerald Growth Fund

Emerald Insights Fund

Emerald Select trueLiberty Income Fund

Emerald Small Cap Value Fund

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